SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 16th, 2010

Date of Earliest Event Reported: August 27, 2009

ODYSSEY OIL & ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

 (Former Name of Registrant)

Florida
(State of Organization)

65-1139235
(I.R.S. Employer Identification No.)

Commission File Number 333-106299

18 George Avenue
Rivonia, 2128 South Africa
Address of Principal Executive Offices

Registrants Telephone Number (including area code):+27(11)807-1446

ODYSSEY OIL & ENERGY, INC.

Report on Form 8-K

 ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 27, 2009, Odyssey Oil & Energy, Inc. entered into an agreement, subject to certain conditions, to cancel the acquisition of 51% of the outstanding stock in H-Power International (Pty) Limited, a South African registered company, which has the worldwide, sole and exclusive license to develop and market batteries based on the Hybrid Battery Technology.

As a result of the fulfillment of those conditions, the cancellation has become effective.

The Registrant will cancel the 65,000,000 shares of the Registrants common stock issued for the purchase consideration. H-Power International (Pty) Ltd will repay all monies lent and advanced to them by the Registrant, its subsidiaries and affiliates.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As a result of the cancellation, described in Item 1.01 above the Registrant has disposed of the a fifty one percent (51%) interest in H-Power (Pty) Limited.

Please see Item 1.01 above for additional disclosure regarding the transaction. As a result of the disposal as described in Item 1.01 above the Registrant will cancel 65,000,000 shares of the Registrants common stock

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(b) EXHIBITS

Exhibit No.	Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odyssey Oil & Gas, Inc.

Dated March 16, 2010	By:	/s/ Arthur Johnson
Arthur Johnson
Principal Executive Officer, President and Director